Exhibit 23(p)(22)
INVESTMENT ADVISER CODE OF ETHICS
FOR
INVESTMENT ACCESS PERSONS
RIVERSOURCE INVESTMENTS, LLC
KENWOOD CAPITAL MANAGEMENT LLC
January 2008

IA Code of Ethics for Investment Access persons	1

Investment Adviser Code of Ethics
RiverSource Investments, LLC and
Kenwood Capital Management, LLC

Overview	3
Required Standards of Business Conduct	4
General Policy on Accepting Gifts	5
Fiduciary Principles	6

Definitions	7

Personal Trading Rules Framework	9
Applicability	9
General Rules	10
Basis for Rules	12
Entities Adopting Code	12

Reporting Requirements for Investment Access Persons	13
Securities Activities Which Must Be Reported	13
How To Comply	13
Exceptions to Limited Choice	14

Additional Rules & Reporting Requirements	15
Preclearance of Security Trades	15
Exceptions	16
Securities Reporting List for Investment Access Persons	17
Limited Offerings (Private Placement) Preclearance – Equity and Fixed Income	20
60-Day Holding Period for Covered Mutual Funds	21
Initial Holdings Disclosure	23
Annual Certification and Annual Holdings Disclosure	23
Quarterly Reporting and Certification	23
Gifting Securities	24
Sanctions	25
Unusual Trading Activity	25

Incremental Restrictions and Requirements	26
Incremental Restrictions and Requirements for Investment Personnel	26
60-Day Holding Period for Individual Securities	26
Portfolio Managers: Additional Rules	28
7-Day Blackout Period	28
Preclearance of Covered Mutual Fund Trades	29
Research Analysts: Additional Rules	30
Personal Trades that Contradict Official Ratings	31
Satellite Office Personnel: Additional Rules	32
Traders: Additional Rules	33

Responsibilities of the Chief Compliance Officer	34

Ameriprise Financial Insider Trading Policy	35
A. General	35
B. What is “Material Non-Public Information”?	35
C. Criminal and Civil Penalties and Regulatory Sanctions for Insider Trading	37
D. Prohibitions Regarding Misuse of Material Non-Public Information	38
Appendix A: Request for Personal Trading Preclearance
Appendix B: Initial Personal Account and Holdings Disclosure
Appendix C: Brokerage Account Notification Form
Appendix D: Limited Choice Exception Request

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Overview
As a condition of your continued employment or association with RiverSource Investments, LLC (“RiverSource Investments”), Kenwood Capital Management LLC (“Kenwood Capital Management”) or one of their affiliates, you are required to read, understand, and fully comply with this Code of Ethics. The Code of Ethics also incorporates into its terms and requirements the provisions of other important documents to which you are subject; namely, the Ameriprise Financial or Kenwood Capital Management Code of Conduct and, for financial advisors and their employees, the policies and procedures contained in the Regulatory Information Center.
It is your personal responsibility and accountability to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients’ interests, or do anything that could damage or erode the trust our clients place in RiverSource Investments, Kenwood Capital Management or one of their affiliates. This is the spirit of the Code of Ethics. Every person has the absolute obligation to comply with both the letter and the spirit of the Code. Failure to comply with its spirit is just as much a violation as a failure to comply with the written provisions of the Code. In this regard, you should also be aware that it is impossible for the Code of Ethics to cover every situation you may encounter. In situations that are not specifically covered by the Code we must follow the spirit of the Code. If you are uncertain as to the appropriate course of action you should seek immediate assistance from your leader, Personal Trade Compliance, or the Chief Compliance Officer before acting. If the Code of Ethics is silent on a particular matter, it does not authorize conduct that violates the spirit of the Code.
The Code covers not only the activities you perform on a day-to-day basis, but also your personal securities transactions, as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence.
Appropriate sanctions will be imposed for violations of the Code of Ethics. Sanctions may include bans on personal trading, financial penalties, disgorgement of trading profits, suspension of employment, and/or termination of employment or association with RiverSource Investments or one of its affiliates. Repeat violations of the Code will result in progressively stronger sanctions. Self-reporting a violation of the Code will be considered in determining the appropriate sanction for the violation.
This Code will be provided to all individuals who are subject to its terms. After you receive and review the Code, you must certify that you have received, read and understand the document and agree that you are subject to it and will comply with it. You are also required to provide similar certifications when the Code is amended. On an annual basis, you must certify that you have complied with the Code during the past year and will continue to do so going forward.

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Required Standards of Business Conduct
Under this Code of Ethics, all supervised persons of RiverSource Investments and Kenwood Capital Management, which may include persons who are employees or associated persons of Ameriprise Financial, Inc. (“Ameriprise Financial”), must comply with Ameriprise Financial’s standards of business conduct. These standards are the following:
•	Compliance with all applicable laws and regulations, including the federal securities laws and our fiduciary obligations;

•	Compliance with this Code of Ethics;

•	Compliance with the Ameriprise Financial or Kenwood Capital Management Code of Conduct;

•	Compliance with all other policies and procedures applicable to your position and assigned responsibilities, including any specific gift policies and procedures contained in the Regulatory Information Center.
These standards apply to all individuals, at all levels of the organization. Compliance with applicable laws and regulations is mandatory for everyone and is not subject to business priorities or individual discretion. If at any time you have a question about the legality of a course of action, you should consult with the General Counsel’s Organization before proceeding.
The Investment Advisers Act of 1940 imposes a fiduciary duty on an investment adviser to act in utmost good faith with respect to its clients, and to provide full and fair disclosure of all material facts, particularly where the adviser’s interests may conflict with the client’s. The Adviser has a duty to deal fairly and act in the best interests of its clients at all times.
All employees and certain other associated persons of Ameriprise Financial must also comply with the Ameriprise Financial Code of Conduct (Kenwood Capital Management employees are subject to the Kenwood Capital Management Code of Conduct). The Code of Conduct deals with issues covering, among other things, the acceptance of gifts, service on the boards of public companies and other outside activities. For specific guidance on these and other topics that may not be specifically covered by the Code of Ethics, you should refer to the Code of Conduct. If at any time you feel there is ambiguity as to what the appropriate course of action should be in a particular situation, you should immediately seek assistance from the General Counsel’s Organization or the Compliance Department before you act.
You are also subject to compliance policies and procedures and other policies and procedures adopted by the organization. You are responsible for being familiar with and complying with these policies and procedures. If you have a question about these additional policies and procedures, speak with your leader.
As described in greater detail below, the Code of Ethics also addresses personal securities trading activities in an effort to detect and prevent illegal or improper transactions.
Under this Code of Ethics you, have a duty to promptly report any violation or apparent violation of the Code of Ethics (including the Code of Conduct and the Regulatory Information Center Policies) to the Chief Compliance Officer or Personal Trade Compliance. You can also report violations or possible violations to your leader. This duty exists whether the violation or apparent violation is yours or that of another associated person. All such reports will be treated confidentially to the

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extent permitted by law and will be investigated promptly and appropriately. RiverSource Investments, Kenwood Capital Management and Ameriprise Financial prohibit retaliation against individuals who report violations or apparent violations of the Code in good faith and will treat any such retaliation as a further violation of the Code. However, it must be understood that associated persons of RiverSource Investments or Kenwood Capital Management who violate the Code are subject to sanctions for the violation even if they report the violation.
General Policy on Accepting Gifts
Instances may arise in the course of business where a person or organization offers you a gift. When being offered a gift, the Code of Conduct should serve as your primary guide to determining whether or not a gift is acceptable. The Code of Conduct states: “You may accept entertainment, token gifts or favors only when the value involved is not significant and clearly will not place you under any real or perceived obligation to the donor.” See the section on Gifts in the Code of Conduct. In addition, you may be subject to a more specific gift policy. Employees of RiverSource Investments and Kenwood Capital Management should refer to their Gifts and Benefits policies and procedures for more specific information.
When receiving a gift, it is imperative to avoid even the appearance of a conflict of interest, regardless of the value of the gift. Sometimes a situation may be unclear. If you are unsure whether to accept a gift, talk with your leader. If your leader is unsure, or feels an exception should be made, he or she should contact the Compliance Department for guidance. Above all, the decision should comply with the spirit of the Code of Conduct and this Code of Ethics.

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Fiduciary Principles
The following general fiduciary principles shall govern your activities and the interpretation and administration of these rules:
•	The interests of our advised and sub-advised account clients (including Mutual Fund shareholders) must be placed first at all times.

•	All personal trading transactions must be conducted consistent with the rules contained in this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict – or the appearance of a conflict – between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to Personal Trade Compliance.

•	Company personnel should not take inappropriate advantage of their positions.
In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:
•	Defrauds a client in any manner;

•	Misleads a client, including any statement that omits material facts;

•	Operates or would operate as a fraud or deceit on a client;

•	Functions as a manipulative practice with respect to a client; and

•	Functions as a manipulative practice with respect to securities.
These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code of Ethics will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to our clients.

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Definitions
This Investment Adviser Code of Ethics for Investment Access Persons covers “access persons” of RiverSource Investments and Kenwood Capital Management. We refer to these access persons as “Investment Access Persons” to distinguish from “Retail Access Persons” who have access only to Ameriprise Financial retail client information. Certain Investment Access Persons, such as “Investment Personnel,” “Portfolio Managers,” “Research Analysts,” “Traders,” and “Satellite Office Personnel,” are subject to additional rules, as described in this Code of Ethics (these terms are defined below).
Definition of Investment Access Persons: Supervised persons of RiverSource Investments and Kenwood Capital Management and other persons who are employees or associated persons of Ameriprise Financial, who (i) have access to nonpublic information regarding the purchase or sale of securities by RiverSource Investments’ or Kenwood Capital Management’s clients or non public information regarding the portfolio holdings of Covered Funds (defined below), (ii) are involved in making securities recommendations to, or purchasing or selling securities for, RiverSource Investments’ or Kenwood Capital Management’s clients, or (iii) who have access to RiverSource Investments’ or Kenwood Capital Management’s recommendations that are nonpublic. A “supervised person” includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or an employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.
These individuals meet one or more of the following criteria:
1.	Have access to information regarding impending purchases or sales of portfolio securities for any account owned or managed.

2.	Have access to information on the holdings or transactions of Mutual Funds advised by or sub-advised by RiverSource Investments or Kenwood Capital Management, or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter, within 30 days of the date of the holdings or transaction activity.

3.	Have access to RiverSource Investments’ or Kenwood Capital Management’s investment research and recommendations.

4.	Work in the RiverSource Investment Department, including, but not limited to, the following locations: Minneapolis, Boston, Cambridge and Los Angeles.

5.	Participate in the investment decision-making process.

6.	Have a specific role which compels Investment Access Person status, such as the member of a staff group that provides ongoing audit, compliance, or legal support to money management businesses.

7.	Have been designated as an Investment Access Person for any other reason, such as working on a project where you have access to investment information.
The definition of Investment Access Person does not include certain senior executives of Ameriprise Financial, Inc. who have been determined by Asset Management Compliance to not have access to nonpublic information relating to securities trading activities of RiverSource Investments or Kenwood Capital Management.

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INDIVIDUALS WHO ARE SUBJECT TO ADDITIONAL RULES
Investment Personnel are research analysts, traders and portfolio managers, fixed income sector team leaders or sector team managers, Chief Administrative Officer, Executive Vice President - Fixed Income and the Chief Investment Officer.
Portfolio Managers are individuals with direct responsibility and authority over investment decisions affecting any account owned or managed. This includes associate portfolio managers.
Research Analysts include all individuals who are responsible for making new investment recommendations or changes in recommendations.
Satellite Office Personnel include personnel in any investment management office of RiverSource Investments outside Minneapolis, Minnesota. As of January 1, 2008, Satellite Office Personnel include personnel in the following offices:
➢	Los Angeles

➢	Cambridge

➢	Boston
Traders include all traders and trading assistants, fixed income sector team leaders and sector team managers.
OTHER DEFINITIONS USED IN THIS CODE
Brokerage Account: A Brokerage Account is an account held at a licensed brokerage firm in which securities are bought and sold (e.g., stocks, bonds, futures, options, Covered Mutual Funds). This includes employer-sponsored incentive savings plans.
Covered Mutual Funds: Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of January 1, 2008, Covered Mutual Funds include:
➢	RiverSource Mutual Funds (both retail and variable portfolio funds)

➢	John Hancock Funds (John Hancock Investment Services, LLC)

➢	Diversified Investors Portfolios (Diversified Investment Advisors, Inc.)

➢	Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.)

➢	Nationwide Funds (Nationwide Fund Advisors)
Initial Public Offering (IPO): a corporation’s first offering of stock to the public. Purchases of initial public offerings are prohibited.
Limited Offerings (Private Placements): an offering of securities exempt from registration due to certain exemptions such as the size of the offering and the number of purchasers. (These transactions require specific preclearance-see page 20.)
Mutual Funds: U.S.-registered open-end investment companies, the shares of which are redeemable on any business day at the net asset value, including Mutual Funds that underlie variable annuity and variable life insurance contracts.

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Personal Trading Rules Framework
Applicability
These rules apply to securities trading in which you have a beneficial ownership. Beneficial ownership includes accounts held in the name of any of the following individuals:
•	You

•	Your spouse/partner

•	Financially dependent members of your household
In addition, these rules apply to the following types of accounts if any of the individuals listed above:
•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement where they give advice and also have a direct or indirect ownership.

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General Rules
These general rules, along with the procedures contained in the rest of this document, must always be followed:
1.	No use of inside information (refer to “Ameriprise Financial Insider Trading Policy” on page 35).

2.	No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our Mutual Funds or other advised accounts by trading in a security before the fund or advised account does. You are not allowed to trade in a particular security ahead of, or at the same time as, your clients’ accounts.

3.	No misuse of material non-public information relating to Mutual Funds, including information relating to portfolio holdings or pricing.

4.	No Investment Access Person shall divulge to any person any client holdings, any recommendation made to a client, or any contemplated or completed securities transactions or trading strategies of a client, except as required in the performance of his or her duties and only to the extent such other person has a need to know such information to perform his or her duties. Disclosures of any past, current or contemplated client holdings must be consistent with the Portfolio Holdings Disclosure policy.

5.	No market timing (short-term trading) in shares of Mutual Funds or other pooled vehicles. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Mutual Fund in one account and sell them from another account in market timing transactions), including the Ameriprise Financial 401(k) Plan and Mutual Funds underlying a variable annuity and variable life insurance contracts.

6.	No purchasing of initial public offerings.

7.	No preferential treatment from other brokerage firms due to the purchaser’s employment by or association with Ameriprise Financial.

8.	No direct trades with broker/dealers’ trading desks.

9.	No non-retail relationships with broker/dealers.

10.	No use of Ameriprise Financial’s name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

11.	No speculative trading of Ameriprise Financial stock, which is characterized by transactions in “put” or “call” options, or short sales or similar derivative transactions. Ameriprise Financial discourages short-term trading in its own stock. This includes soliciting speculative trades in Ameriprise Financial securities. You should not solicit or offer an opinion on Ameriprise Financial stock. (Subject to the Ameriprise Financial Insider Trading Policies, you are allowed to exercise any Ameriprise

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Financial stock options you have received as a result of your employment with the Company. Members of the Executive Leadership Team, however, must preclear these trades through the Corporate Secretary’s office.)

12.	No stopping stock. This is defined as a guarantee by a specialist that an order placed by a Floor Broker will be executed at the best bid or offer price in the Specialist’s book unless it can be executed at a better price within a specified period of time.

13.	Additional rules applicable to Investment Access Persons who fall within one or more of the following categories of personnel:
➢	Investment Personnel: Investment Personnel are subject to a 60-day holding period for individual securities if a profit would be realized, as described in this Code.

➢	Portfolio Managers: All Portfolio Managers are subject to the 7-day blackout rule described in this Code. In addition, Portfolio Managers must obtain preclearance for trades in certain Covered Mutual Fund shares.

➢	Research Analysts: Research Analysts are subject to additional restrictions on their personal trading activity based on current or anticipated recommendations.

➢	Satellite Office Personnel: All Satellite Office Personnel are subject to the 7-day blackout rule described in this Code.

➢	Traders: All Traders who trade in OTC securities for their own accounts must trade through Ameriprise Financial Brokerage. Traders may not trade in brokerage firm stocks for their own accounts.
14.	There is a 60-day holding period for Covered Mutual Funds, as described in this Code.

15.	An Investment Access Person shall use his or her best judgment in giving investment advice to clients and shall not take into consideration his or her personal financial situation or interests in doing so.

16.	When engaging in a personal securities transaction, an Investment Access Person shall always place the interests of clients first and avoid any actual or potential conflict of interest or abuse of his or her position.

17.	Required forms must be filled out completely, accurately and on a timely basis. This includes annual and quarter end reports.

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Important:
•	Obligation to Report Violations: Any person who discovers that he or she or another person has violated or apparently violated these general rules or other provisions of this Code must promptly report the matter to the Chief Compliance Officer, Personal Trade Compliance or your leader.

•	Personal Trading Records Subject To Review By Regulators: The SEC and FINRA have the authority to review individuals’ personal trading records. It is not unusual in the course of regulatory exams for the examiners to interview individuals about their trading activity or violations of the Code of Ethics.

•	Even if you receive preclearance, you cannot be ensured that you have not violated the Code. Receiving preclearance does not exclude you from other personal trading rules included in this Code.

•	The Compliance Department has the authority to review records and request additional information.

•	The privacy of your reported information is extremely important and will be held in the utmost confidence but is subject to review and action by appropriate personnel such as Personal Trade Compliance personnel.
Basis for Rules
The rules and procedures that apply to personal trading for Investment Access Persons are derived from:
     Securities and investment laws
•	Securities Act of 1933

•	Securities Exchange Act of 1934

•	Investment Company Act of 1940 (Rule 17j-1)

•	Investment Advisers Act of 1940 (Rule 204A-1)

•	Insider Trading and Securities Fraud Enforcement Act of 1988
     Rules, regulations and corporate policies
•	Securities and Exchange Commission (SEC)

•	Financial Industry Regulatory Authority (FINRA)

•	Ameriprise Financial Insider Trading Policy

•	Ameriprise Financial Code of Conduct

•	Kenwood Capital Management Code of Conduct
     Investment Company Institute (ICI) Guidelines to Industry on Personal Investing
Entities Adopting Code
In addition to RiverSource Investments, LLC and Kenwood Capital Management, LLC, the entities adopting this Code include the RiverSource mutual funds (both retail and variable portfolio funds), Ameriprise Certificate Company and RiverSource Distributors, Inc. (in its capacity as underwriter to the RiverSource Mutual funds).

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Reporting Requirements for Investment Access Persons
Securities Activities Which Must Be Reported
All personal securities trading activities (e.g., stocks, options, bonds, Covered Fund shares), whether bought or sold, must be reported, with the exception of such things as money market mutual funds and certificates of deposit. See “How to Comply” section below for more information. A chart indicating which transactions must be reported is located on pages 17-19. You must report activity involving securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:
•	You

•	Your spouse/partner

•	Financially dependent members of your household
In addition, these rules apply to the following types of accounts if any of the individuals listed above:
•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement where you give advice and also have a direct or indirect ownership
Failure to disclose all Covered Fund and Brokerage Accounts is a violation of the Code and may result in a sanction, which includes possible termination.
How To Comply
Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of three brokers – Ameriprise Financial Brokerage, Schwab, or Merrill Lynch. See page 17-19 for a list of securities subject to this limited choice policy.
You must report any new accounts opened by immediately completing the following steps:
•	Complete the Brokerage Account Notification Form in Appendix C and return it to Personal Trade Compliance, H26/1880. Failure to properly carry out this notification process may result in a sanction.

•	Notify your broker of your association with Ameriprise Financial. You are responsible for notifying your broker that you are affiliated with or employed by a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

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What types of investments must be transferred to or held at one of the limited choice firms?
•	Stocks — common (including Ameriprise Financial), preferred, convertible preferred, short sales, rights, or warrants

•	Corporate bonds (including convertible and foreign)

•	State and local municipal bonds

•	Derivatives, including futures, options and index securities

•	Limited partnerships (if purchased through a Brokerage Account)

•	Unit Investment Trusts (UITs), American Depository Receipts (ADRs) and Real Estate Investment Trusts (REITs), Exchange Traded Funds and closed-end funds.

•	Managed or wrap accounts in which individual securities are held and the investor has the ability to exercise trading discretion

•	RiverSource Mutual Funds must be held through Ameriprise Brokerage, Ameriprise Financial 401(k) Plan, “at fund” (directly with the Mutual Fund), or underlying a variable annuity or variable life insurance contract from RiverSource Life Insurance Company or another affiliate of Ameriprise Financial
What investments are not subject to this limited choice policy?
Some investments are not subject to this policy, and therefore, do not need to be transferred. You may continue to hold the following investments in accounts at other firms:
•	Mutual Funds other than RiverSource Mutual Funds

•	Annuities

•	Certificates of Deposit, savings certificates, checking and savings accounts and money market accounts

•	Commercial paper

•	Dividend reinvestment plans

•	Employer sponsored incentive savings plans

•	US Government bonds (U.S. Treasury notes, bills, bonds, STRIPS, savings bonds)

•	Church bonds

•	Limited Offerings / Private Placements (These transactions require specific preclearance-see page 20)

•	Managed or wrap accounts that hold only Mutual Funds
Exceptions to Limited Choice
Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers – Ameriprise Financial Brokerage, Schwab, or Merrill Lynch – will be rare. If you believe your situation warrants an exception, print and complete the Exception Request Form found in Appendix D.
Note that if you are granted an exception for a managed account where you have no trading discretion, you and your broker will be required to re-certify to this annually in order to maintain that exception.
If you are granted an exception, you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.
An exception to the limited choice policy does not eliminate the need to comply with the rest of this Investment Adviser Code of Ethics.

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Additional Rules & Reporting Requirements
Preclearance of Security Trades
You must obtain prior approval - known as preclearance - when trading in any of the investment vehicles indicated on the “Securities Reporting and Preclearance Chart” (see pages 17-19). When requesting preclearance, you must follow these procedures:
You may request preclearance by either submitting a preclearance form via fax or submitting a request via email.
Requesting Preclearance via fax:
If requesting preclearance using the form, please complete Section A of the Preclearance Form (see form in Appendix A) and fax it to the preclearance group at (612) 678-0150.
The preclearance group will complete Section B of the preclearance form and fax it back to you. Preclearance is good only for the day it is given.
After Hours Trading (On-line) — When trading through an on-line account you have until midnight the day you are granted preclearance to enter your trade. When routing your preclearance form to Personal Trade Compliance, please attach a copy of your electronic confirmation from your broker showing that the trade was entered on the day preclearance was given. The trade then needs to be executed no later than the next business day. We will not consider the trade in good form unless both documents are submitted.
Requesting Preclearance via email:
On the day you intend to trade a security requiring preclearance, send an email to preclearance@ampf.com and include the following information:
- The type of trade (buy, sell, short sell, etc.)
- The name of the security
- The ticker of the security
- Brokerage firm name
You will receive a response via email indicating whether you have been approved or denied. Preclearance is good only for the day it is given.

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Local approval process necessary for individuals in the Los Angeles and Kenwood offices — An additional level of preclearance approval is required in the Los Angeles and Kenwood offices before executing a trade because of unique considerations with the CDO/CLO business.
Reminder: If you are subject to preclearance, then you must preclear trades in all accounts in which you have a beneficial ownership. For example, if your spouse is planning a trade in his/her account, you are responsible for following the preclearance procedures prior to the transaction being placed.
Exceptions
Exception for Multiple Failed Preclearance Attempts
Exceptions may be granted if the individual has tried to preclear a trade at least three times in any five consecutive day period. In order to be granted this exception, you must request approval by sending your request via email to preclearance@ampf.com. Provide a written explanation of the circumstances, including:
•	The type of trade

•	The name of the security

•	The number of shares

•	Your position, such as trader, analyst, portfolio manager, other.

•	The three most recent dates you have tried to preclear
You will receive a written response to your request within 24 hours.
If you receive an exception, the exception is only for the preclearance portion of your trade. You are still required to comply with the other rules in this Investment Adviser Code of Ethics as they apply to you.

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Securities Reporting List for Investment Access Persons

This chart lists which securities are
subject to Limited Choice* and must be	Is Reporting		60-day hold
reported on your initial and annual	Required & subject		required?
certification	to Limited Choice*?	Is Preclearance Required?	(while realizing a gain)**
American Depository Receipts (ADRs/ADSs/ADUs)	Yes	Yes (against underlying security and ADR/ADS/ADU)	Yes (Investment Personnel only)

Annuities – Fixed (other than market value adjusted annuities)	No	No	No

Annuities – Variable and market value adjusted annuities	Yes Report underlying Covered Mutual Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 29)	No

American Express Stock	Yes	Yes	Yes (Investment Personnel only)

(Options on) American Express Stock (i.e., puts and calls)	Yes	Yes	Yes (Investment Personnel only)

American Express employee stock options (Obtained as a part of an incentive plan. This also includes other company employee stock option plans)	Yes	Yes Preclearance not required for cashless exercise***	No

Ameriprise Financial Stock	Yes	No However, Ameriprise Financial stock is subject to all other rules outlined in the Code.

		In addition, the Ameriprise Executive Leadership Team needs to preclear with the Corporate Secretary’s office.	Yes (Investment Personnel only)

(Options on) Ameriprise Financial Stock (i.e., puts and calls)	Prohibited	Prohibited	N/A

Ameriprise Financial employee stock options (obtained as a part of an incentive plan)	No	No Except Executive Leadership Team need to preclear with the Corporate Secretary’s office	No

Bonds and other debt instruments, including but not limited to:	Yes	No	No
– Corporate, U.S. Guaranteed or of federally sponsored enterprises (FNMA, GNMA, etc.), Municipal, Closely held

Bonds and other direct debt instruments of the U.S. Government: (e.g., Treasury notes/bills/bonds/STRIPS)	No	No	No

Bonds - convertible	Yes	Yes	Yes (Investment Personnel only)

Bank certificates of deposit, Savings Certificates, checking and savings accounts and money market accounts, bankers’ acceptances, commercial paper and high quality short-term debt instruments, including repurchase agreements.
	No	No	No

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This chart lists which securities are
subject to Limited Choice* and must be	Is Reporting		60-day hold
reported on your initial and annual	Required & subject		required?
certification	to Limited Choice*?	Is Preclearance Required?	(while realizing a gain)**
Currency Accounts	No	No	No

Derivatives (DECS, ELKS, PRIDES, etc.)	Yes	Yes (against both underlying stock & derivative)	Yes (Investment Personnel only)

Futures: commodity, currency, financial, or stock index	Yes	No	No

Index Securities (e.g., S&P 500, SPDRS/SPY, Diamonds/DIA, Cubes/QQQQ, Exchange Traded Funds, Holders Trusts, Power Shares)	Yes	Yes (except broadly based index securities, defined as 20 or more holdings)	Yes (Investment Personnel only) Except for funds with 20+ holdings

Life Insurance (variable)	Yes Report underlying Covered Mutual Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 29)	No

Limited Offerings / Private Placements – Equity and Fixed Income	Yes	Yes (See page 20)	No

Limited Partnerships	Yes	Yes	No

Managed or wrap accounts:

• If individual securities held and investor has ability to exercise trading discretion	Yes	Yes	Yes (Investment Personnel only)

• If individual securities held and investor does not have ability to exercise trading discretion	Yes	No	No

• If individual securities not held	Yes	No	No

Money market mutual funds	No	No	No

Mutual Funds (i.e., open-end funds) that are “Covered Mutual Funds” (These are Mutual Funds other than money market mutual funds that are advised or sub-advised by RiverSource Investments or Kenwood Capital Management or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. See page 8 for more information)
	Yes	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 29)	Yes 60-day hold required regardless of a gain or loss. Applies to all Investment Access persons

Mutual Funds (i.e., open-end funds) that are not “Covered Mutual Funds”	No	No	No

Closed-End funds	Yes	Yes No preclearance required for closed-end funds with 20 or more holdings.	Yes (Investment Personnel only) Except for funds with 20+ holdings

IA Code of Ethics for Investment Access persons	18

This chart lists which securities are
subject to Limited Choice* and must be	Is Reporting		60-day hold
reported on your initial and annual	Required & subject		required?
certification	to Limited Choice*?	Is Preclearance Required?	(while realizing a gain)**
Options on stocks	Yes	Yes Must preclear underlying security (except when closing position in the last 5 business days before expiration)	Yes (Investment Personnel only) Except when closing position 5 business days before expiration

Options: exercise of option to buy or sell underlying stock	Yes	No	No

Options on futures and indices	Yes	Yes (except broadly based Index securities, defined as 20 or more holdings)	Yes (Investment Personnel only) Except for funds with 20+ holdings

REITS (Real Estate Investment Trusts)	Yes	Yes	Yes (Investment Personnel only)

Stocks: common or preferred	Yes	Yes	Yes (Investment Personnel only)

Stocks: convertible preferred	Yes	Yes	Yes (Investment Personnel only)

Stocks: short sales (short sales prohibited on Ameriprise Financial stock)	Yes	Yes	Yes (Investment Personnel only)

Stocks (owned) – exchanges, swaps, mergers, tender offers	Yes	No	No

Stocks – public offerings (initial OR secondary)	Prohibited	Prohibited	N/A

Stocks – rights or warrants acquired separately	Yes	Yes	Yes (Investment Personnel only)

Treasury Inflation Protected Securities (TIPS)	No	No	No

Unit Investment Trusts (UITs)	Yes	No	No

*      Limited Choice: The Limited Choice policy requires that securities subject to the policy in the preceding table must be held/traded at one of the three Limited Choice brokers—Ameriprise Brokerage, Merrill Lynch or Schwab.
**     For more information regarding the 60-Day Holding Period, see page 21 for the 60-Day Holding Period for Covered Mutual Funds and page 26 for the 60-Day Holding Period for Individual Securities.
***    Cashless exercise: A transaction that is used when exercising employee stock options. Essentially, money is borrowed from your broker to exercise the options, and then simultaneously shares are sold to pay for the purchase. Please note: if you take possession of the shares, then later decide to sell, that trade must be precleared.
Special note for 401(k)s: reporting is required for any 401(k) or an employer-sponsored incentive savings plan that holds a security that is subject to the reporting requirements in the above table.
Special note for automatic investment plans: you do not need to report transactions that are made as part of a regular periodic purchase (or withdrawal). For example: payroll deduction, bank authorizations etc.

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Limited Offerings (Private Placement) Preclearance — Equity and Fixed Income
All Investment Access Persons need to obtain approval to invest in any Limited Offerings (private placements), i.e., a security not offered to the public. Approvals must be obtained in writing from your immediate leader, RiverSource Investments’ Chief Investment Officer (CIO), and Personal Trade Compliance prior to investing (in the CIO’s absence, approval may be obtained from RiverSource Investments’ Executive Vice President of Fixed Income Investments or the Chief Administrative Officer). In the case of the CIO, additional approval must be obtained from the Chief Compliance Officer.
Limited Offerings include all hedge funds.
How to obtain approval — Write an explanation of the investment and submit the request to your leader. Required information you must include in your request:
•	the nature of the investment

•	how you were solicited

•	approximate dollar amount you are planning to invest

•	whether or not the opportunity was being offered to any client accounts

•	whether the security is likely to be purchased by a client account in the future
In considering whether to make a request, consider whether your investment might create a conflict with a business interest of RiverSource Investments, Kenwood Capital Management or any of their affiliates. See the Ameriprise Financial or Kenwood Capital Management Code of Conduct and the Regulatory Information Center.
How Limited Offerings/private placements are approved — Your leader will approve or reject your request, and return the request to you. If approval is granted, send the request to the CIO for approval. If the CIO grants approval, send the request via Lotus Notes message to Private Placement Preclearance. You cannot enter into the proposed transaction without approval from Personal Trade Compliance.
Personal Trade Compliance will respond to you requesting any additional information or further documentation needed to make a decision. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you may invest. If your preclearance request is approved, you must report the investment on the quarterly reporting form, which will be provided to you near the beginning of each calendar quarter.
If you have questions about how the private placement approval process applies to a transaction you are considering, please contact Personal Trade Compliance by sending a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196 before you invest.

IA Code of Ethics for Investment Access persons	20

60-Day Holding Period for Covered Mutual Funds
No Investment Access Person may sell shares of a Covered Mutual Fund held for less than 60 calendar days. In addition, because Investment Access Persons are prohibited from engaging in market timing (short-term trading) in shares of any Mutual Fund or other pooled vehicles, Investment Access Persons must also comply with the holding period policy established by any Mutual Fund held, even though the Mutual Fund may not be Covered Mutual Fund. A Mutual Fund’s holding period policy may require that shares be held longer than 60 days. Please see the Mutual Fund’s prospectus for further information.
You must wait until calendar day 61 (Trade date + 60) to sell or redeem all or part of your position in a Covered Mutual Fund. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Covered Mutual Fund in one account and sell them from another account within 60 days, unless the transactions fall within the exceptions set forth below). When calculating the 60-day holding period, you must use the last-in, first-out (LIFO) method. We use LIFO for two main reasons:
•	the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

•	application of a method other than LIFO could be very cumbersome and time-consuming.
Exceptions
The Firm grants six exceptions to this rule:
• Money Market Funds — investments in money market funds are not subject to the 60-day holding period.
• Automatic Investment and Withdrawal Programs — automatic investment and withdrawal programs such as payroll deduction programs are not subject to the 60-day holding period.
• Dividend Reinvestments — purchases of shares of a Covered Mutual Fund through the reinvestment of dividends or capital gain distributions on such fund are not subject to the 60-day holding period.
• ERISA Accounts — shares of a Covered Mutual Fund held through an ERISA account, such as a 401(k) account, are not subject to the 60-day holding period. Note, however, that the prohibition on market timing of Covered Mutual Funds continues to apply to such accounts.
• Death of Account Owner — sales by the estate of a deceased account owner, or by the beneficiary of a transfer-on-death (TOD) or similar account, of shares of a Covered Mutual Fund purchased by the owner before the owner’s death are not subject to the 60-day holding period. If the shares are held in an account with a broker or Covered Mutual Fund that requires transfer of the shares from an account in the name of the deceased to an account in the name of the estate or the beneficiary before sale of the shares by the estate or beneficiary, the transfer and sale of the shares are not subject to the 60-day holding period.

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•	Financial Hardship — a financial hardship must be an “immediate and heavy financial need” and must be a situation where funds are not readily available from other sources. Financial hardships must meet the criteria outlined in the Ameriprise Financial 401(k) Plan. Hardships are further subject to the following stipulations:
➢	The amount traded may not exceed the amount required to meet the financial hardship, though the trade amount may include an amount for anticipated income taxes and tax penalties. Please consult with your tax advisor for advice.

➢	You must receive approval from Personal Trade Compliance before a financial hardship trade. Begin by calling Personal Trade Compliance at 612-671-5196 for assistance. You will need to put your request in writing and to route it to Personal Trade Compliance or send a Lotus Notes message to Personal Trading. You will receive a response within two business days.

➢	Your request may not be approved if the standards outlined above are not met.
If you have questions about the 60-day holding period, please contact Personal Trade Compliance by sending a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196.
None of these exceptions allow you to engage in market timing of any Mutual Fund.

IA Code of Ethics for Investment Access persons	22

Failure to completely and accurately disclose brokerage & Covered Mutual Fund accounts, holdings and quarterly non-brokerage activity by the time frames specified by Personal Trade Compliance is a violation of the Code and may result in a sanction, which includes possible termination.
Initial Holdings Disclosure
New Investment Access Persons must disclose all brokerage accounts with certain securities holdings in which they have a beneficial interest, as indicated in the chart on pages 17-19 of this Code. You also must disclose all of the holdings in those accounts. All new Investment Access Persons will receive a copy of the Code of Ethics that applies to them and that includes an Initial Personal Account and Holdings Disclosure form. This document must be returned to Personal Trade Compliance H26/1880 within 10 days. An example of this form is located in Appendix B.
If you maintain a brokerage account outside of the limited choice brokers (Ameriprise Financial, Merrill Lynch, or Schwab) that holds securities subject to the limited choice policy, you must transfer your account(s) to one of limited choice brokers within 45 calendar days.
Annual Certification and Annual Holdings Disclosure
In addition to reporting requirements already outlined, every Investment Access Person must submit an annual certification form. If you are new to the company, you will receive a form and instructions when you attend your orientation session. If you do not attend this orientation session, please contact Personal Trade Compliance at 612-671-5196 for the information.
All Investment Access Persons must also disclose annually all brokerage accounts and certain securities holdings in which they have a beneficial interest, as indicated in the chart on pages 17-19 of this Code. Failure to disclose annual holdings by the time frames specified by Personal Trade Compliance may result in a sanction, which includes possible termination.
Additionally, on an annual basis you must certify that you have complied with the Code during the past year and will continue doing so going forward.
All Investment Access Persons will receive a form on an annual basis from Personal Trade Compliance. You must document your account(s) certification and holdings disclosures on this form.
Quarterly Reporting and Certification
Personal Trade Compliance will send you a form each quarter to indicate whether, for a given calendar quarter, you executed securities transactions outside of a broker-dealer account or engaged in transactions in Covered Mutual Funds as identified on the quarterly reporting form.
You must return the quarterly reporting form to Personal Trade Compliance within 30 calendar days of the last day of the quarter. You must also certify quarterly that you have complied with the provisions of this Code of Ethics relating to transactions in Covered Mutual Funds, including prohibitions on market timing and the misuse of material non-public information relating to Covered Mutual Funds, including information relating to portfolio contents or pricing.

IA Code of Ethics for Investment Access persons	23

Investment Clubs
There is no prohibition against joining an investment club. However, the account must be held at one of the limited choice brokers, Ameriprise Brokerage, Schwab or Merrill Lynch, unless the club has been granted an exception from Personal Trade Compliance.
Investment Access Persons who are members of investment clubs are required to preclear club transactions. Execution of non-precleared trades made by club members will result in a violation for the Investment Access Person. When forming or joining an investment club, provide the following to Personal Trade Compliance:
•	a copy of the Brokerage Account Notification Form (see Appendix C)

•	a copy of your investment club’s bylaws

•	a list of the members in the club and an indication if any members are employees, independent contractors or associated persons of Ameriprise Financial. Please include the individual’s employee, Advisor, or contractor identification number.

•	the contact person for the club in case of questions
Gifting Securities
If you gift securities to a non-profit organization, please provide the following information in writing prior to making the gift, to Personal Trade Compliance:
•	the name of the organization to which you are giving the securities

•	a description of the security

•	the number of shares being given

•	the day you intend to buy the security (if not already owned)

•	the day you intend to give the securities (if the gift was not actually given on the day intended, please inform Personal Trade Compliance)
Preclearance is not necessary for a gift to a non-profit organization, and the 60-day and 7-day rules do not apply.
For gifting securities to a for-profit organization or to an individual or trust, the preclearance and 7-day rules do apply if you are purchasing the securities you intend to give. The 60-day rule does not apply should the donor of the gift choose to sell the security. You will need to report the transaction on the quarterly certification form.

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Sanctions
Sanctions will be imposed for violations of this Code or Ameriprise Financial, SEC, or FINRA rules or policies. These sanctions are communicated via violation letters and may vary depending on the severity of the violation, if a record of previous violations exists and/or the violation was self-reported. Examples of potential sanctions include (but are not limited to):
•	a written reminder about the rules (with a copy to the individual’s manager)

•	notification to your broker to freeze your account from any buy-side trading. This is a typical sanction if you fail to move your account(s) to one of the three limited choice brokers – Ameriprise Financial Brokerage, Schwab, or Merrill Lynch. The account could then be used only for transfers and liquidations.

•	prohibition against personal trading for a specific period of time

•	forfeiture of profits

•	monetary fine

•	negative impact on the individual’s bonus or other compensation and or performance rating

•	termination
A written record of each violation and sanction is maintained by Personal Trade Compliance.
Unusual Trading Activity
The Personal Trade Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may also be asked to supply Personal Trade Compliance with a written or oral explanation of your personal trade(s). Examples of situations that may require explanation include, but are not limited to:
•	violations of personal trading rules

•	trades in a security shortly before RiverSource Investments or Kenwood Capital Management trades in the same security on behalf of a client

•	patterns of personal trading that are similar to your clients’ trading

•	significant changes in trading volume or consistently excessive trading volume

•	patterns of short-term, in and out trading

•	significant positions in illiquid securities

•	a number of associated persons trading in the same security in the same time frame
Outside Business Activities
On an annual basis, you will be asked to disclose outside business activities. An outside business activity is defined as any form of employment or other form of business relationship, whether or not you receive compensation. You will be required to complete this disclosure even if you are not engaged in a business activity outside the company.

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Incremental Restrictions and Requirements
Incremental Restrictions and Requirements for Investment Personnel
(see Investment Personnel definition on page 8)
60-Day Holding Period for Individual Securities*
Profiting from short-term trading is prohibited. Investment Personnel may not buy, then sell (or sell short, then cover the short) the same securities (or equivalent) within 60-calendar days, while realizing a gain. You must wait until calendar day 61 (Trade date + 60) to close out your position if you will be making a profit. When calculating the 60-day holding period, you must use the last-in, first-out (LIFO) method. We use LIFO for two main reasons:
•	the purpose of the rule is to discourage short-term trading. A first-in, first-out (FIFO) or specific identification method could encourage short-term trading.

•	application of a method other than LIFO could be very cumbersome and time-consuming.
This rule applies to Ameriprise Financial stock even though transactions in Ameriprise stock do not require preclearance under this Code.
Exceptions
The Firm grants three exceptions to this rule:
• Small Trade — defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form “small trade exception”. The small trade exception still requires you to obtain preclearance.
• Futures and Indices — due to the size and liquidity of certain markets, the following investment vehicles are exceptions to the 60-day holding period requirement and do not need to be precleared:
–	financial futures (e.g., Treasury bond futures)

–	stock index futures (e.g., S&P 500 index futures)

–	currency futures (e.g., futures on Japanese Yen)

–	stock index (e.g., S&P 500 index)
This exception also applies to options on futures and indices. Options on equities continue to be subject to the 60-day rule.
* This is separate from the 60-day holding period for Covered Mutual Funds.

IA Code of Ethics for Investment Access persons	26

Incremental Restrictions and Requirements
Incremental Restrictions and Requirements for Investment Personnel cont’d
•	Financial Hardship – a financial hardship must be an “immediate and heavy financial need” and must be a situation where funds are not readily available from other sources. Financial hardships must meet the criteria outlined in the Ameriprise Financial 401(k) Plan. Hardships are further subject to the following stipulations:
•	The amount traded may not exceed the amount required to meet the financial hardship, though the trade amount may include an amount for anticipated income taxes and tax penalties. Please consult with your tax advisor for advice.

•	You must receive approval from Personal Trade Compliance before a financial hardship trade. Begin by calling Personal Trade Compliance at 612-671-5196 for assistance. You will need to put your request in writing and to route it to Personal Trade Compliance at H26/1880 or send a Lotus Notes message to Personal Trading. You will receive a response within two business days.

•	Your request may not be approved if the standards outlined above are not met.
If you have questions about the 60-day holding period please contact Personal Trade Compliance by sending a Lotus Notes message to Personal Trading or call 612-671-5196.
In addition to the 60-day holding period for individual securities, additional rules apply to Investment Access Persons who fall within one or more of the following categories of personnel:
➢	Portfolio Managers: All Portfolio Managers are subject to the 7-day blackout rule described in this Code. In addition, Portfolio Managers must obtain preclearance for trades in certain Covered Mutual Fund shares.

➢	Research Analysts: Research Analysts are subject to additional restrictions on their personal trading activity based on current or anticipated recommendations.

➢	Satellite Office Personnel: All Satellite Office Personnel are subject to the 7-day blackout rule described in this Code.

➢	Traders: All Traders who trade in OTC securities for their own accounts must trade through Ameriprise Financial Brokerage. Traders may not trade in brokerage firm stocks for their own accounts.
These additional rules are described in more detail below.

IA Code of Ethics for Investment Access persons	27

Incremental Restrictions and Requirements for Portfolio Managers
Portfolio Managers: Additional Rules
7-Day Blackout Period
Portfolio managers are not allowed to buy or sell a security during the seven-day blackout period, which is defined as:
•	trade date less seven calendar days before and trade date plus seven calendar days after a fund or account they manage trades in that same (or equivalent) security. This means a portfolio manager must wait until calendar day 8.
For example, a portfolio manager’s fund trades XYZ Co. on August 12. The last day for a personal trade of XYZ Co. is August 4 and the next day a personal trade can be made is August 20.
This rule includes all individual portfolio trades as well as program trades, however, it does not include non-discretionary trades made by the client, portfolio trades that are executed in “patterned” portfolios based on pre-determined criteria (e.g., cash level monitoring, dividend reinvesting, portfolio rebalancing) or program trades initiated in response to inflows/outflows where the increase/decrease in the individual position is less than 10 basis points of the portfolio.
Exceptions
The Firm grants two exceptions to this rule:
•	Small trades — defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities. There is a limit of one small trade exception per calendar month. Please indicate on your preclearance form “small trade exception.” The small trade exception still requires you to obtain preclearance.
•	Futures and Indices — due to the size and liquidity of certain markets, the following investment vehicles are exceptions to the 7-day blackout period rule and do not need to be precleared:
•	financial futures (e.g., Treasury bond futures)

•	stock index/futures (e.g., S&P 500 index/futures)

•	currency futures (e.g., futures on Japanese Yen)

•	stock index (e.g., S&P 500 index)
This exception also applies to options on futures and indices. Options on equities continue to be subject to the 7-day blackout rule.
If you have questions about how the 7-day blackout rule applies to a trade you are considering, please contact Personal Trade Compliance by sending a Lotus Notes message to Personal Trading or calling 612-671-5196.
If you are in a Satellite office, please see page 32 for incremental restrictions and requirements.

IA Code of Ethics for Investment Access persons	28

Incremental Restrictions and Requirements for Portfolio Managers
Portfolio Managers: Additional Rules cont’d
Preclearance of Covered Mutual Fund Trades
Equity portfolio managers (including associate portfolio managers) and fixed-income sector leaders and managers must obtain prior approval - known as preclearance - when buying or redeeming or otherwise trading in shares of any Covered Mutual Fund for which the portfolio manager or sector leader’s or manager’s team manages at least part of the portfolio. The Executive Vice President-Fixed Income and the CIO must obtain preclearance when trading in shares of any Covered Mutual Fund. Approvals must be obtained in writing from RiverSource Investments’ CIO and from Personal Trade Compliance prior to investing (in the CIO’s absence, approval may be obtained from RiverSource Investments’ Executive Vice President of Fixed Income Investments or the Chief Administrative Officer). In the case of the CIO, additional approval is required from the Chief Compliance Officer.
How to obtain approval
Write an explanation of the investment and submit the request to the CIO (except that, for investments by the CIO, the CIO should send the request to Personal Trade Compliance by sending a Lotus Notes message to Personal Trading). Included in the request should be an explanation of:
•	The Covered Mutual Fund you intend to purchase or sell

•	The date of your last transaction in the Covered Mutual Fund

•	Your certification that the transaction will not result in a 60-day holding period violation in any accounts where you have a beneficial interest.

•	Your certification that the transaction will not result in the use of material non-public information relating to the portfolio contents or pricing of the Covered Mutual Fund.
How Covered Mutual Fund transactions are approved
The CIO will approve or reject your request, and return the request to you. If approval is granted, send the request along with the CIO’s approval via Lotus Notes message to Personal Trading.
Personal Trade Compliance will respond to you, requesting any additional information or further documentation needed to make a decision. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you can engage in your transaction.
If you have questions about how the Covered Mutual Fund approval process applies to a transaction you are considering, please contact Personal Trade Compliance by sending a Lotus Notes message to Personal Trading or call 612-671-5196 before you invest.
Exceptions:
Automatic Investment and Withdrawal Programs
Automatic investment and withdrawal programs such as payroll deduction programs are subject to the Covered Mutual Fund preclearance requirement only at the time such a program is established or modified.

IA Code of Ethics for Investment Access persons	29

Incremental Restrictions and Requirements for Research Analysts
Research Analysts: Additional Rules
Research Analysts must conduct their personal trading activities in a manner such that transactions for an analyst’s customers, clients, and employer have priority over transactions in securities or other investments of which he or she is the beneficial owner. In order to clarify how Research Analysts should comply with this requirement, please note the following:
•	All new investment recommendations or changes in recommendations should be communicated immediately in writing through, for example, Vision and Blackrock. Other appropriate means of communication should be used in addition to Vision and Blackrock to facilitate broad and immediate dissemination of the recommendation. In all cases, the analyst must document their investment recommendations in writing in the form required by their leader.
•	Analysts should not trade a security in their own account if they anticipate issuing a new recommendation or changing an existing recommendation on that security or a security issued by the same company.

•	Analysts should not trade in a particular security in their own account for a period of 2 business days after a written recommendation with regard to that security is disseminated through Vision, Blackrock or by other means.

•	Analysts should not trade in a security for their own account contrary to their current recommendation with respect to the security or rating. See exception to this policy described below.

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Incremental Restrictions and Requirements for Research Analysts
Research Analysts: Additional Rules cont’d
Exception to Policy that Prohibits Personal Trades that Contradict Official Ratings
If you need to make a personal trade that contradicts your official rating in Vision or Blackrock Solutions, you are required to send an exception request to Personal Trade Compliance in accordance with the procedures described below prior to making the trade. This policy also applies to option writing and other forms of derivatives (including covered calls).
Approval process:
1.	Send an email to your direct leader to obtain approval of your proposed trade. Your leader should “Reply with History” when approving your proposed trade. Information that must be included in the request to your leader.
•	Security you wish to trade

•	Buy or Sell

•	Why you want to trade the security contradictory to your official rating

•	Why you think the security should remain the way you have rated it in Vision or Blackrock Solutions for the portfolio

•	Your certification that the transaction will not result in the use of material non-public information
2.	Obtain approval of the proposed trade from the Portfolio Manager(s) or the appropriate Sector Leader(s) you support. Forward the original email with your leader’s approval and ask the Portfolio Manager or Sector Leader to Reply with History when approving.

3.	Forward the email chain with your leader’s and Portfolio Manager’s/Sector Leader’s approval to Personal Trade Compliance by sending a Lotus Notes message to Personal Trading. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you can engage in your transaction.

Do not execute the transaction prior to receiving a final approval notice from Personal Trade Compliance.

IA Code of Ethics for Investment Access persons	31

Incremental Restrictions and Requirements for Satellite Office Personnel
Satellite Office Personnel: Additional Rules
The 7-day blackout rule (see page 28 of this Code) applies to all personnel in RiverSource Investments’ satellite offices. Note that this process does not take the place of the standard preclearance process but is in addition to preclearance.
In the case of Satellite Office Personnel, the 7-day blackout period applies to all trades conducted by the respective satellite office within a 7-day window before or after the Satellite Office Person makes (or intends to make) a personal trade.
Tips for Looking Back 7 Days to Avoid a Potential Violation
To avoid a potential violation, each time a Satellite Office Person wants to make a personal trade, he or she should check with their local Compliance Officer or other designee to make sure there has been no trading in the security for a portfolio or advised account (for that particular office) in the past 7 days. If there has been a trade in the past 7 days and the Satellite Office Person proceeds to trade prior to the 8th calendar day, this trade will be considered a violation.
Tips for Looking Ahead 7 Days to Avoid a Potential Violation
To avoid a potential violation, we recommend that the Satellite Office Person communicate with each Portfolio Manager about the potential trade to determine whether the Portfolio Manager anticipates any activity in that security in the next 7 days within the portfolio. When a Satellite Office Person’s personal trade occurs within the 7-day window before a trade in a security of the same name for a portfolio or advised account, this will be flagged as a potential violation. The Compliance Officer (or Personal Trade Compliance) will then determine from the Portfolio Manager whether the individual who conducted the personal trade was privy to the information about the impending advised account trade. The accountability will be on the Satellite Office Person to explain why the personal trade should not be considered a violation.
If you have any questions about the process, contact your local Compliance Officer.

IA Code of Ethics for Investment Access persons	32

Incremental Restrictions and Requirements for Traders
Traders: Additional Rules
The following additional rules apply to Traders. These rules are designed to help ensure that personal trading activities avoid the actual or potential appearance of a conflict.
•	All Traders who trade in OTC securities for their own accounts must trade through Ameriprise Financial Brokerage.

•	Traders may not trade in brokerage firm stocks for their own accounts.

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Responsibilities of the Chief Compliance Officer, or their delegate, related to Personal Trading
Process and Responsibility
The Chief Compliance Officer, or their delegate (i.e., Personal Trade Compliance), has primary responsibility for enforcing the Code. Personal Trade Compliance reviews all alleged personal trading violations and any sanctions applied. If the alleged violator is the Chief Compliance Officer, the matter must also be reported to the General Counsel of the firm. A Personal Trading Committee is also in place to provide oversight and guidance with respect to RiverSource Investments’ and Kenwood Capital Management’s personal trading policies, procedures and compliance issues.
Opportunity to Respond
A person charged with a violation of the Code may request to appear before the person or persons enforcing the Code and to respond to all charges, orally or in writing.
Initial Holdings Report; Annual Holdings Report
The Chief Compliance Officer, or their delegate, shall review and maintain the initial and annual holdings reports. Completion of the review shall involve such considerations as the Chief Compliance Officer, or their delegate, deems necessary to enforce the provisions and intent of this Code.
Quarterly Personal Trading Reports
The Chief Compliance Officer, or their delegate, shall review and maintain the quarterly transaction reports. Completion of the review shall involve such considerations as the Chief Compliance Officer, or their delegate deems necessary to enforce the provisions and intent of this Code.
Pre-Clearance
The Chief Compliance Officer, or their delegate, shall review and approve or disapprove the Investment Access Person requests to pre-clear securities transactions. Such review shall involve such considerations as the Chief Compliance Officer, or their delegate, deems necessary to enforce the provisions and intent of this Code.
Violations or Suspected Violations
If the Chief Compliance Officer, or their delegate becomes aware of a violation or suspected violation of the Code as a result of such review, the Chief Compliance Officer, or their delegate, shall take whatever steps deemed necessary to enforce the provisions of the Code, including consulting with outside counsel.
Record Retention
Records are required to be kept for seven years (a minimum of two years on site).

IA Code of Ethics for Investment Access persons	34

Ameriprise Financial Insider Trading Policy
Ameriprise Financial’s
Statement of Policy and Procedures with Respect to the
Receipt and Use of Material Non-Public Information
This statement represents the policy of Ameriprise Financial with regard to the receipt and use of material non-public information. If you have any questions or comments about this policy, please contact either the General Counsel’s Organization (the “GCO”) or the Compliance Department. For Investment Access Persons, this policy is supplemented by the Policy and Business Procedures Regarding Insider Trading, Restricted List and Information Walls.
A. General
Ameriprise Financial prohibits any associated person from trading on the basis of or otherwise misusing material non-public (“inside”) information. Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 make it unlawful for any person or corporate insider, while in the possession of material non-public (“inside”) information, to trade or to recommend trading in securities, or to communicate the material non-public information to others.
In light of the above and in compliance with the requirements of Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act’), Rule 206(4)-7 enacted thereunder and the Insider Trading & Securities Fraud Enforcement Act of 1988 (the “Enforcement Act”), Ameriprise Financial has consistently maintained the policy that associated persons possessing material nonpublic information must not (a) use such information to obtain profits, mitigate losses or otherwise secure benefits for Ameriprise Financial, any of its affiliates or clients, themselves or others, (b) engage in transactions or make recommendations on the basis of such information, or (c) disclose such information to others.
B. What is “Material Non-Public Information”?
Generally, it includes material information about an issuer (including a government entity) or the market for the issuer’s securities that has not been disclosed generally to the marketplace. In addition to coming from the issuer, material non-public information can come from persons with access to the information, including not only the issuer’s officers, directors and other employees, but also among others its auditors, investment bankers and attorneys. Material non-public information may also be obtained by happenstance, e.g., from social situations, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties.
     1. Material Information. Information is “material” if its dissemination is likely to affect the market price of any of the company’s or other issuers’ securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities. Information may or may not be material, depending on its specificity, its magnitude, its reliability and the extent to which it differs from information previously publicly disseminated.

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Though there is no precise, generally accepted definition of materiality, information is likely to be material if it relates to significant changes affecting matters such as:
•	Dividend or earnings expectations;

•	Changes in previously released earnings estimates;

•	Write-downs or write-offs of assets;

•	Additions to reserves or bad debts or contingent liabilities;

•	A significant increase or decrease in orders;

•	Expansion or curtailment of company or major division operations;

•	Proposals or agreements involving a joint venture, merger, acquisition, divestiture;

•	A purchase or sale of substantial assets;

•	New products or services;

•	Exploratory, discovery or research development;

•	Criminal indictments, civil litigation or government investigation;

•	Disputes with major suppliers or customers;

•	Labor disputes including strikes or lock-outs;

•	Substantial changes in accounting methods;

•	Debt service or liquidity problems;

•	Extraordinary borrowings;

•	Bankruptcy or insolvency;

•	Extraordinary management developments;

•	Public offerings or private sales of debt or equity securities;

•	Calls, redemptions or purchases of the company’s own stock;

•	Issuer tender offers;

•	Recapitalizations;

•	Competitive developments within the marketplace.
     2. Non-public Information. Non-public information is information that has not been made available to investors generally. It includes information received in circumstances indicating that it is not yet in general circulation. It also includes situations in which the recipient knows or should know that the information could only have been provided directly or indirectly by the issuer or its insiders. For example, personnel at Ameriprise Financial may temporarily become insiders when an external source, such as a company or officer of a company, entrusts material non-public information in connection with a commercial relationship or transaction to an associated person of Ameriprise Financial with the expectation that the information will remain confidential. In order for non-public information to become public, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.
To show that material information is public, you should be able to point to some fact verifying that the information has become generally available. For example, disclosure in a national business and financial wire service, by a news service, or in a publicly disseminated disclosure document would all be sufficient to consider the information generally available. The circulation of rumors or “talk on the street,” even if accurate and widespread does not constitute the requisite public disclosure.
Material information disclosed only to institutional investors or to a fund analyst or a favored group of analysts generally may retain its status as non-public information and must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. As long as any material component of the inside information has yet to be publicly disclosed, the information is non-public and a trade based on, or sharing of such information is prohibited.

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     3. Information Disclosed in Breach of a Duty (Tipper and Tippee Liability). Associated persons of Ameriprise Financial must be wary of material non-public information disclosed in breach of a corporate insider’s fiduciary duty. Even when there is no expectation of confidentiality, you may become an insider upon receiving material non-public information in circumstances in which you know or should know that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes his or her company and its shareholders. Whether the disclosure is an improper “tip” that renders the recipient a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by the corporate insider, the requisite “personal benefit” is not limited to a business or future monetary gain. Rather, a prohibited personal benefit may include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient’s employer, or an intention to benefit the recipient or the recipient’s employer by sharing the material non-public information.
Given the potentially severe regulatory, civil and criminal sanctions to which you, Ameriprise Financial and other associated persons of Ameriprise Financial could be subject, if uncertain as to whether the information you possess is material non-public information, you should immediately contact Legal or Compliance. Pending a final determination in consultation with Legal and/or Compliance, the information should be treated as material non-public information that cannot otherwise be communicated to any other person or misused.
C. Criminal and Civil Penalties and Regulatory Sanctions for Insider Trading
Penalties for misusing material non-public information are severe. Depending on the circumstances and the adequacy of the relevant procedures, the associated person involved, his or her supervisor, Ameriprise Financial’s principals, officers, directors and other supervisory personnel could all face substantial regulatory, civil and criminal sanctions.
For example, associated persons of Ameriprise Financial who either trade on inside information or become subject to tipper or tippee liability are subject to the following penalties:
1. A civil penalty of up to three times the profit gained or loss avoided;
2. A criminal fine of up to $5,000,000; and
3. A jail term of up to 20 years.
Furthermore, Ameriprise Financial and its supervisory personnel, if they fail to take appropriate steps to prevent insider trading, are subject to the following penalties:
1.	A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the associated person’s violation; and

2.	A criminal penalty of up to $2,500,000 for individuals and up to $25,000,000 for Ameriprise Financial.
Finally, violations of insider trading laws could result in civil injunctions and a suspension or permanent bar from the securities industry. In addition to the criminal, civil and regulatory penalties described above, any associated person who is found to have violated these rules or who is found to have violated a federal or state securities law or regulation related to the misuse of material non-public information will be subject to serious sanctions by Ameriprise Financial, including termination of employment.

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D. Prohibitions Regarding Misuse of Material Non-Public Information
Listed below are certain prohibitions regarding the misuse of material non-public information. Anyone who knows or has reason to suspect that these prohibitions have been violated must bring such actual or potential violation to the immediate attention of Compliance. These prohibitions are not intended to be exhaustive, but instead are listed to provide examples of the types of situations likely to raise significant issues with respect to the misuse of inside information. No director, officer, principal or associated person of Ameriprise Financial shall do any of the following:
•	Purchase or sell or recommend or direct the purchase or sale of a security for any client or any client’s account managed by Ameriprise Financial (including accounts owned by Ameriprise Financial) or for any other person while in possession of material non-public information relevant to that security.

•	Take advantage of material non-public information to purchase or sell or recommend or direct the purchase or sale of any security for his or her own account, for any account over which he or she has a direct or indirect beneficial interest (including an account held by or for any family member or family-related trust).

•	Subject to relevant procedures (including this Personal Trading Code of Ethics and the Policy and Business Procedures Regarding Restricted List and Information Walls), disclose material non-public information to any person, unless such disclosure is both authorized and necessary to effectively carry out the project or transaction for which Ameriprise Financial has been approached or engaged.

•	Engage in tipping or recommending, whether formally, informally, orally or in writing, the purchase or sale of any security based on material non-public information relevant to that security.

•	Give consideration to any material non-public information furnished by any broker-dealer when recommending the allocation of brokerage to any broker-dealer.

•	Trade for his or her personal account with the expectation that an account managed by Ameriprise Financial will soon trade in the same security (otherwise known as front-running).

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Appendix A: Request for Personal Trading Preclearance
Request for Personal Trading Preclearance
Preclearance Request Process
1.	Investment Access Person: Complete Section A – Request for Trade Approval and fax Request for Preclearance to the Preclearance desk at (612) 678-0150.

2.	Preclearance Desk: Complete Section B – Trade Authorization and fax Request for Preclearance back to Investment Access Person.
Preclearance is only effective for the day it is given.
Please see pages 15 and 17-19 of the Investment Adviser Code of Ethics for Investment Access Persons for questions regarding preclearance requirements.
A. Request for Trade Approval (completed by Investment Access Person):

Last Name:	First Name:

Extension:	Fax Number:

Brokerage Firm:							Approved
☐	MP Brokerage	☐	Merrill Lynch	☐	Schwab	☐	Exception:

(specify firm name)
Account Number:

Type of Trade:	☐ Buy	☐ Sell	☐ Short Sale

Ticker:	Preclearance is only effective for the day
it is given.
B. Trade Authorization (To be completed by the Preclearance Group)

Request Approved? ☐ Yes ☐ No

Approved by:	Date/Time (EST)

Log Number:

Appendix B: Initial Personal Account and Holdings Disclosure
Initial Personal Account and Holdings Disclosure Completion Instructions
Investment Access Persons
Below are the steps for completing the Initial Personal Account and Holdings Disclosure (“Initial Certification”) Form found on pages B.2 and B.3:
1.	Write your name, Social Security Number, ID number, and Routing number on the top portion of the form. Please write legibly.

2.	Section 1: Disclose accounts and investments required to be reported. See pages 17-19 of the Code of Ethics for a list of investments required to be reported. If you have no investments required to be reported, please write NONE in Section 1. If you have an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.

Complete all columns/fields. Include name, account number, and type of ownership (Individual, Jt, IRA, Roth, Trust etc.). If securities are held outside of a Brokerage Account (i.e. physical stock certificate), write in physical certificate or where they are held in the firm name field.

3.	Section 2: Disclose for-profit companies for which you are a member of the Board of Directors. If you have nothing to disclose, write NONE.

4.	Section 3: Sign and date your form.

5.	Return pages B.2 and B.3 to Personal Trade Compliance (H26/1880) within 5 business days. This is very important due to regulatory timing obligations.
You must complete and return this form even if you have no accounts or holdings to disclose.
ADDITIONAL INFORMATION
•	Brokerage Accounts: You must disclose all Brokerage Accounts you own or in which you have a beneficial interest (see below for definition of beneficial interest). This includes Ameriprise Brokerage and accounts held with any other broker.

•	Covered Mutual Funds: You must disclose all Covered Mutual Funds held direct-at-fund, including variable annuities and variable life insurance. Covered Mutual Funds are those Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of January 1, 2008, Covered Mutual Funds include the RiverSource Mutual Funds (both retail and variable portfolio funds), John Hancock Funds (John Hancock Investment Services, LLC) and Diversified Investors Portfolios (Diversified Investment Advisors, Inc.), Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.) and Nationwide Funds (Nationwide Fund Advisors). For a current list of Covered Mutual Funds, please contact Personal Trade Compliance.

•	401(k)s: Reporting is required for any 401(k), 403(b), or employer-sponsored incentive savings plan only if the plan contains a Covered Mutual Fund or stock.

•	Beneficial Interest: You must disclose accounts in which you have a beneficial interest. This includes accounts held in the name of you, your spouse/partner, or any financially dependent member of your household. Additionally, beneficial interest extends to the following types of accounts if you, your spouse/partner or financially dependent member of your household:
•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death, or through providing investment advice for compensation

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement substantially equivalent to direct or indirect ownership.
NOTE: If none of the above beneficial interest situations apply and you are solely the beneficiary on an account, you do not need to disclose that account.
For questions about securities that you are responsible for disclosing, see pages 17-19 of the Investment Adviser Code of Ethics for Investment Access Persons
Appendix B.1

Initial Personal Account and Holdings Disclosure Form
Investment Access Persons

Name:	Social Security #:

ID Number:	Routing #:
Please disclose accounts and holdings that you or any member of your household (spouse/partner and financial dependents) own. A list of investments to be disclosed can be found on page 17-19 of the Code of Ethics.
If you own an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.
➢	If you do not have any investments to report, please write NONE in Section 1 or leave the section blank.

➢	Section 2 MUST be completed. If you have nothing to report in Section 2, write NONE.
Section 1
ACCOUNT/HOLDINGS DETAIL
•	Please complete all columns.

•	If submitting electronically, initial Section 3 and send via email to personal.trading@ampf.com.

•	If submitting a hard copy, sign Section 3 and send to Personal Trade Compliance, H26/1880.

•	Please return this form to Personal Trade Compliance within 5 days due to regulatory timing obligations.

Brokerage Firm Name or			Ownership Type* / SSN
Institution Name where			(*Individual, Joint, IRA,
securities are held. If	Security Description:		UGMA, spousal IRA, etc.)	Quantity
securities are not held in an	Name or ticker symbol	Account	NOTE: Only input the SSN if	Shares or
account, list where held	(or CUSIP) of Security	Number	different from your own)	amount

*	E.g. Individual, Joint, IRA, ROTH IRA, UTMA/UGMA, spousal IRA, etc.

If more space is needed, attach the additional information on a separate page. Please sign and date any attached sheets.
Appendix B.2

Section 2
List any for-profit companies for which you are a member of the Board of Directors (if none, please indicate):

Section 3
By signing this document, I am certifying that:
•	The accounts listed above are the only accounts in which I have a direct or indirect beneficial interest at this time.

•	I understand that failure to completely disclose all of my Brokerage Accounts and Covered Mutual Fund accounts to Personal Trade Compliance may result in sanctions, which could lead to termination.

•	The securities listed above are the holdings I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.

•	If I have one or more managed accounts, I do not have trading discretion for the accounts.

•	I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.

•	I understand that failure to completely disclose all of my security holdings to Personal Trade Compliance or failure to complete this form by the required due date may result in sanctions, which could include termination.

•	I will not participate in market timing of any Mutual Fund or other pooled vehicle.

•	If I open any new Brokerage Accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form before the first trade is conducted.

•	I have read and understand the Ameriprise Financial Insider Trading Policy and Investment Adviser Code of Ethics document and will abide by them.

Signature	Date
Return to: Personal Trade Compliance— H26/1880
Appendix B.3

Appendix C: Brokerage Account Notification Form
Brokerage Account Notification Form Process
On the following page is the Brokerage Account Notification Form that is required to be completed if you—or an immediate family member—maintains an external Brokerage Account. The brokers other than Ameriprise Financial Brokerage that are allowed at this time are Schwab or Merrill Lynch only.
Please be sure to:
•	Fill out the Personal Information Section.

•	Fill out the Brokerage Account Information Section.
Reminder: Please submit this form prior to any trading.
If you have questions, please send a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196.

***This is not an account transfer form and will not cause your securities to move***
Brokerage Account Notification Form

When to use this form:	Complete this form when opening any new Brokerage Account (including new accounts opened to support an account transfer).
Step 1: Complete Personal Information Section

Your Name (First and Last)

ID Number (eg., E12345) / Position	/ ☐ Corporate Office ☐ Advisor ☐ Field Employee

Social Security Number

Field or Corporate Office Routing
Step 2: Complete Brokerage Account Information Section

Broker Dealer (choose one)
Ameriprise
				Financial	Charles	Merrill
Name on Account	Account Number	Social Security Number	Ownership *	Brokerage	Schwab	Lynch

*	E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.
Step 3: Submit completed form to Personal Trade Compliance
A.	To submit via Interoffice mail, send to Personal Trade Compliance, H26 / 1880.

B.	To submit via Lotus Notes message, attach completed form and send to Personal Trading.

Appendix D: Limited Choice Exception Request
Limited Choice Exception Request
Complete this form if one of the situations described below applies to you and you wish to request an exception to the limited choice policy of conducting trading through one of the three authorized firms.
Exception Policy — The typical kinds of situations for which Personal Trade Compliance expects exception requests include:
A.	spouse accounts where your spouse works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm’s policy)

B.	non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

C.	managed accounts where, e.g., you have authorized broker to exercise investment discretion on your behalf and you have no discretion over what specific securities are traded in account (supporting documentation to include: power of attorney document signed by you and written representations from you and from broker that you have no trading discretion.) You will be required to re-certify annually.
Section 1. Request for Exception (completed by you, please print)

Your Name:	ID Number:	Routing:
☐ Corporate Office	☐ Advisor	☐ Field Employee
Exception type described above (also attach supporting documentation):
☐	A

☐	B

☐	C

☐	Other – explain in sufficient detail on an attachment

Broker Name:		Account #

Account Ownership (Name on Account):

Your Signature	Social Security #	Date
Section 2. Exception Review (completed by Personal Trade Compliance)
☐	Request on hold, more documentation needed — Please provide:

☐	Request Denied

☐	Request Approved

1st Level Approval	Date

2nd Level Approval	Date
Return this form and supporting documentation to Personal Trade Compliance via fax at 612-678-0150 or internal routing at H26/1880.

Limited Choice Exception Request	Appendix D.1